ONLINE MARKETING AND SALES AGREEMENT

THIS AGREEMENT is effective as of the 20 day of January, 2009:

BETWEEN:

PASSPORT ARTS INC., a Quebec corporation with an address at 5147 Mountain Sights, Montreal, Quebec H3W 2Y1

("**Passport**")

AND:

SEVEN ARTS LTD., a corporation incorporated pursuant to the laws of Armenia with an address at apt.14, 43 Khanjyan, Yerevan, Armenia,

WHEREAS:

A. Seven, based in Yerevan, Armenia, international publisher of *Armenian Art* magazine and organizer of art exhibitions abroad, has developed strong relationships with the artistic community in Armenia and surrounding areas;

B. Passport seeks to develop an Internet based business whereby Passport will sell art (the "**Art**") created by artists (the "**Artists**") with whom Seven has relationships pursuant to consignment agreements, on a website (the "**Website**"); and

C. Seven seeks to appoint Passport as sole Internet marketer of the Art;

NOW THEREFORE in consideration of the premises and the respective covenants, agreements, representations and warranties of the Parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto covenant and agree as follows:

1. WEBSITE DEVELOPMENT AND EXCLUSIVITY

1.1 In consideration for Seven's entry into this agreement and their obligations herein, Passport will pay Seven US$7,000 upon the execution of this agreement.

1.2 Seven shall use its commercially reasonable efforts to enter into consignment agreements (the "**Consignment Agreements**") with the Artists, whereby the Artists shall, among other things, grant Seven an exclusive license (the "**License**") to market and sell their Art on the

Internet for a six-month term, which License may be assigned at Seven's discretion, to be renewable at the mutual discretion of Seven and the respective Artist.

1.3 Seven agrees to grant Passport a partial assignment of its License under the Consignment Agreements such that Passport shall be the sole Internet marketer and seller of the Art and Passport agrees to create, host and operate the Website for this purpose, for the term of this Agreement.

1.4 Seven shall not assign its License to market and sell the Art on the Internet to any person, firm, corporation or other entity, other than Passport or any affiliate of Passport, nor shall Seven otherwise market or sell the Art on the Internet, for the term of this Agreement.

1.5 Passport's right to market or sell any Art shall be contingent upon the execution of a Consignment Agreement between the Artist who created such Art and Seven.

1.6 Passport shall use its commercially reasonable efforts to market, promote and sell the Art and to solicit orders via the Website for the purchase of the Art.

1.7 Except as hereinafter provided, all expenses in connection with Passport's creation, hosting and operation of the Website shall be borne by Passport and Passport shall be solely responsible for the payment thereof.

1.8 Seven shall not knowingly infringe or violate the copyright or intellectual property rights of any Artist in connection with the transactions contemplated by this Agreement. Seven agrees to indemnify Passport for any direct, indirect or consequential damages arising from any such infringement or violation by Seven.

2. CONTENT OF WEBSITE

2.1 Seven shall select Art from the Artists and present Passport with its selections, however Passport shall have final approval as to what Art shall be displayed on the Website and Seven agrees to accept Passport's choices in this respect.

2.2 In the event that Passport exercises its right to refuse to post certain Art on the Website, Passport shall return any images related to that Art to Seven in a timely manner.

2.3 Seven shall provide Passport with images of, and information about, the Art and with biographies of the Artists for use on the Website to aid in the marketing and sale of the Art.

2.4 Passport shall include the following on the Website:

(a) images of, and information about, Art that is available for sale;

(b) the Retail Price (as defined in Section 3.1 below) for each piece of Art displayed on the Website;

(c) biographies of each of the Artists whose Art is displayed on the Website; and

(d) a secure payment page through which a buyer of Art (a "**Buyer**") can pay for Art on the Website by way of major credit card or any other payment form that may be agreed to by the Parties.

3. PRICE OF ART

3.1 The Parties shall agree upon the price payable (the "**Retail Price**") for each piece of Art to be sold via the Website at the time that Passport agrees to market and sell such Art on the Website.

3.2 The Retail Price shall be exclusive of all applicable sale, use, or other excise taxes (including provincial sales tax and goods and services tax), and all Additional Fees as defined in Section 4.1.

3.3 Passport is entitled to a commission (the "**Commission**") of 25 percent of the Retail Price, with the Retail Price minus the Commission being the "**Seven Price**".

3.4 Any change to a Retail Price must be mutually agreed to by the Parties.

3.5 If the Parties are unable to agree on a Retail Price or a change to a Retail Price for a particular piece of Art, Passport is under no obligation to market or sell such Art on the Website.

4. SALE OF ART AND RISK OF LOSS

4.1 Upon receiving a Buyer's order for Art and payment of the Retail Price (plus applicable costs for shipping, taxes, tariffs, customs and levies (the "**Additional Fees**")) through the Website, Passport shall promptly notify Seven what Art has been purchased (the "**Purchased Art**") and Seven shall arrange for the shipment of the Purchased Art directly to the Buyer at the Buyer's specified address (the "**Delivery Address**").

4.2 Seven covenants that:

(a) upon receiving notification from Passport that a Buyer has purchased Art, Seven shall use commercially reasonable efforts to ensure that the Purchased Art is accepted by a carrier for shipping to the Buyer within 15 days; and

(b) it shall ensure that the Purchased Art is safely and securely packed for shipment.

4.3 The Art shall at all times remain in the possession of Seven until such time as Purchased Art is accepted from Seven, whether at Seven's place of business or at another point of shipment, by a carrier for shipping to the Buyer at the Delivery Address.

4.4 All risk relating to the loss, destruction or damage of Purchased Art shall remain with Seven until the Purchased Art has arrived and been safely unloaded at the Delivery Address.

4.5 Title to Purchased Art shall pass from the respective Artist to a Buyer at the time when the Purchased Art is received by the Buyer at the Delivery Address.

4.6 Passport shall forward the Seven Price, plus the Additional Fees received from the Buyer, to Seven within 30 days of receiving confirmation from Seven that the Purchased Art has been received by the Buyer.

4.7 Passport shall pay the Seven Price plus the Additional Fees to Seven by wire transfer of funds as directed by Seven from time to time.

5. INSURANCE

5.1 Seven shall, at its sole cost and expense, take out and keep in full force and effect, throughout the term of this Agreement and any renewal thereof, such insurance coverage in such amounts as may be required from time to time by Passport acting reasonably (including, without limitation, fire and extended coverage insurance and public liability and indemnity insurance), that fully protects, as named insureds, Seven and Passport against loss or damage occurring in connection with the marketing, sale and delivery of the Art.

6. TAXES, TARIFFS, CUSTOMS AND LEVIES

6.1 Passport shall collect and remit, all sales, goods and services, excise, value-added or similar tax payable by reference to the gross amount payable by a Buyer under this Agreement.

6.2 All export and import fees, tariffs, customs levies and other duties shall be for the account of and paid by Seven, to the extent not otherwise paid by a Buyer.

7. SECURITY AND WEBSITE UPTIME

7.1 The Parties expressly recognize that the Website shall be susceptible to occasional crashes and downtime. Passport agrees that it shall maintain a consistent link from the Website to the Internet but does not warrant that such link shall be continuous or uninterrupted.

7.2 Seven expressly recognizes that it is impossible to maintain absolute security of the Website, however Passport shall take reasonable steps to prevent security breaches to the Website.

7.3 Passport may, in its own discretion, temporarily suspend the Website for the purpose of repair, maintenance or improvement of the Website. However, Passport shall provide prior notice to Seven when reasonably practicable under the circumstances, and Passport shall restore the Website as soon as is reasonably practicable.

8. REPRESENTATIONS AND WARRANTIES OF THE PARTIES

8.1 Each of the Parties represents and warrants to the other Party that:

(a) each Party has the full right, power, capacity and authority to enter into, execute and deliver this Agreement and to be bound by its terms; and

(b) the consummation of this Agreement shall not conflict with nor result in any breach of any agreement or other instrument whatever to which any Party hereto is a party or by which any Party is bound or to which any Party may be subject.

8.2 Seven represents and warrants to Passport that:

(a) any Art presented by Seven to Passport for display on the Website shall be presented only with proper permission being obtained from the Artist who has created the Art;

(b) the Art supplied by Seven to Passport does not, to the best of Seven's knowledge, infringe on any copyright or trademark;

(c) Passport has the sole right and discretion to determine which Art is displayed on the Website;

(d) it holds all permits, licences, consents and authorities issued by any government or governmental authority which are necessary in connection with the online marketing and sale of the Art; and

(e) there are no outstanding agreements or options to acquire the Art, and no person, firm or corporation, other than Seven and the Artists, have any proprietary or possessory interest in the Art.

8.3 The representations and warranties contained in Section 8.2 are provided for the exclusive benefit of Passport, and a breach of any one or more representations or warranties may be waived by Passport in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in Section 8.2 shall survive the execution and delivery of this Agreement.

9. TERM

9.1 The initial term of this Agreement (the "**Initial Term**") shall be five years from the date hereof, unless terminated at an earlier date by either Party in accordance with Section 10 hereof. Upon completion of the Initial Term, the Agreement may be renewable upon the agreement of the Parties for such additional terms as the Parties mutually determine.

10. TERMINATION

10.1 This Agreement may be terminated by the Parties in the following circumstances:

(a) Either Party may, upon provision of at least 30 days' notice to the other Party to this Agreement, unilaterally and without cause terminate its participation under

this Agreement, but no such notice shall discharge either Party from any obligation incurred under this Agreement prior to the time when that notice becomes effective including any obligation of Seven to supply Art ordered by a Buyer prior to the time when that notice takes effect; or

(b) If any Party is materially in breach of the provisions of this Agreement and such breach has not been cured within the time permitted for such correction, the non-breaching Party may terminate the breaching Party's participation in this Agreement.

11. CURRENCY

11.1 Each Party shall pay any amounts required to be paid to the other Party under this Agreement in the currency of the United States of America.

12. NOTIFICATION

12.1 Throughout the term of this Agreement, each of the Parties shall promptly notify the other Party in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, each Party shall promptly notify the other Party of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

13. INDEMNITY

13.1 Seven covenants and agrees with Passport (which covenant and agreement shall survive the execution, delivery and termination of this Agreement) to indemnify and save harmless Passport against all liabilities, claims, demands, actions, causes of action, damages, losses, costs, expenses or legal fees suffered or incurred by Passport, directly or indirectly, by reason of or arising out of any warranties or representations on the part of Seven herein being untrue.

13.2 Passport covenants and agrees with Seven (which covenant and agreement shall survive the execution, delivery and termination of this Agreement) to indemnify and save harmless Seven against all liabilities, claims, demands, actions, causes of action, damages, losses, costs, expenses or legal fees suffered or incurred by reason of or arising out of any warranties or representations on the part of the Passport herein being untrue.

14. FORCE MAJEURE

14.1 Neither Party shall be liable to the other Party for any delay or failure to perform its obligations hereunder due to strikes, labour disputes, riots, storms, floods, explosions, act of God, war or other cause beyond the reasonable control of such Party.

15. INDEPENDENT LEGAL ADVICE

15.1 Each of the Parties acknowledges that in the negotiation and documentation of this Agreement they have been separately represented by different counsel and other professional advisors of their own choosing, and had full opportunity to consult with such counsel and advisors prior to the execution of this Agreement.

16. GOVERNING LAW

16.1 This Agreement shall be exclusively construed and in all respects exclusively governed by the laws of the Province of Quebec and the laws of Canada applicable thereto and the Parties agree to attorn to the exclusive jurisdiction of the Courts of Quebec for any action or proceeding between the Parties. The Parties expressly waive any objection they may have to the convenience of the forum of the Court of Quebec.

17. NOTICES

17.1 All notices, payments and other required communications and deliveries to the Parties hereto shall be in writing, and shall be addressed to the Parties as follows or at such other address as the Parties may specify from time to time:

(a) to Seven at:
apt.14, 43 Khanjyan
Yerevan, Armenia
tel. /37410/541946
fax /37410/580812

and:

(b) to Passport at:

5147 Mountain Sights
Montreal, Quebec H3W 2Y1

Telephone:
Fax:

All such notices and other communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of a fax, when the Party sending such fax has received electronic confirmation of its delivery, (iii) in the case of delivery by internationally-recognized express courier, on the business day following dispatch and (iv) in the case of mailing, on the fifth business day following mailing.

18. ASSIGNMENT

18.1 This Agreement and the rights, duties, and obligations of both Parties hereunder shall not be assigned by either Party hereto without the prior written consent of the other Party.

19. ENTIRE AGREEMENT

19.1 This Agreement constitutes the entire agreement between the Parties and shall supersede and replace any other agreement or arrangement, whether oral or in writing, previously existing among the Parties with respect to the subject matter of this Agreement.

20. CONSENT OR WAIVER

20.1 No consent or waiver, express or implied, by any Party hereto in respect of any breach or default by the other Party in the performance by such other Party of its obligations under this Agreement shall be deemed or construed to be a consent to or waiver of any other breach or default.

21. FURTHER ASSURANCES

21.1 The Parties shall promptly execute, or cause to be executed, all bills of sale, forms of transfer, documents, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out the full intent and purpose of this Agreement.

22. EXPENSES

22.1 Each Party to this Agreement shall be responsible for all of its own expenses, legal and other professional fees, disbursements, and all other costs incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and all documents and instruments relating hereto and the consummation of the transaction contemplated hereby.

23. SEVERABILITY

23.1 If any provision of this Agreement is or shall become illegal, unenforceable or invalid for any reason whatsoever, such illegal, unenforceable or invalid provisions shall be severable from the remainder of this Agreement and shall not affect the legality, enforceability or validity of the remaining provisions of this Agreement.

24. ENUREMENT

24.1 This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors.

25. AMENDMENTS

25.1 This Agreement may only be amended in writing with the mutual consent of each Party.

26. TIME

26.1 Time is of the essence to this Agreement.

27. ENGLISH

27.1 The Parties hereto agree that all documents evidencing or relating in any way to all agreements between the Parties will be prepared in English only. **Les parties au présente conviennent expressément que que tous les documents faisant foi ou se rapportant de n'importe quelle manière à toutes ententes entre les parties au présente seront rédigés en anglais seulement.**

28. COUNTERPARTS

28.1 This Agreement may be executed in any number of counterparts with the same effect as if both Parties hereto had signed the same document. All counterparts shall be construed together and constitute one and the same Agreement.

29. FAX EXECUTION

29.1 This Agreement may be executed by delivery of executed signature pages by fax and such fax execution shall be effective for all purposes.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first written above.

PASSPORT ARTS INC.

Per: /S/ Asbed Palakian

Asbed Palakian
CEO
Montreal, Quebec

SEVEN ARTS LTD.

Per: /S/ Hasmik Ginoyan

Hasmik Ginoyan
President
Yerevan, Armenia